EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                              8.75% NOTES DUE 2013
                                       OF
                         COMPANHIA BRASILEIRA DE BEBIDAS
                PURSUANT TO THE PROSPECTUS DATED AUGUST 10, 2004

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Original Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the prospectus dated 2004 (as the same may be amended or supplemented from time to time, the "Prospectus") of Companhia Brasileira de Bebidas, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), and Companhia de Bebidas das Americas - AmBev, a corporation organized under the laws of the Federative Republic of Brazil, if (i) certificates for the outstanding 8.75% Notes due 2013 (the "Original Notes") of the Company are not immediately available, (ii) time will not permit the Original Notes, the letter of transmittal and all other required documents to be delivered to The Bank of New York (the "Exchange Agent") prior to 5:00 p.m., New York City time, on September 8, 2004 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"), or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              The Bank of New York


 By Registered or Certified        By Overnight Courier:              By Hand:                 By Facsimile:
            Mail:

    The Bank of New York           The Bank of New York         The Bank of New York        The Bank of New York
 Corporate Trust Department     Corporate Trust Department        Corporate Trust        Corporate Trust Department
  101 Barclay Street, 7 East     101 Barclay Street, 7 East            Department
     New York, NY 10286             New York, NY 10286        101 Barclay Street, 7 East      Attn: Kin Lau
                                                                 New York, NY 10286           (212) 298-1915
        Attn: Kin Lau                Attn: Kin Lau
                                                                     Attn: Kin Lau         Confirm by telephone:
                                                                                              (212) 813-3750

                             For information, call:
                                   (212) 815-3750

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the related letter of transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of new 8.75% notes due 2013 (the "New Notes") for each $1,000 in principal amount of Original Notes.

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

     The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

     The undersigned understands that the exchange of Original Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Original Notes (or book-entry confirmation of the transfer of such Original Notes) into the Exchange Agent's account at The Depository Trust Company ("DTC") and (2) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the letter of transmittal or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):_______________________________________________
_________                                       (Please Print or Type)

Signature(s):__________________________________________________________________

Address(es):___________________________________________________________________

Area Code(s) and Telephone Number(s):__________________________________________

If Original Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:___________________________________

Date:__________________________________________________________________________

    Certificate Number(s)*   Principal amount of Original Notes to be Tendered**

__________________________   __________________________________________________
__________________________   __________________________________________________
__________________________   __________________________________________________
__________________________   __________________________________________________

     * Need not be completed if the Original Notes being tendered are in book-entry form.
     **   Must be in integral multiples of $1,000 principal amount.

      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):_______________________________________________________________________

Signature(s):__________________________________________________________________

Address(es):___________________________________________________________________


     DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (1) represents that each holder of Original Notes on whose behalf this tender is being made "own(s)" the Original Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) represents that such tender of Original Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Original Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:______________________     _____________________________________
                                                    Authorized Signature
Address:___________________________     Name:________________________________
                                                    Please Print or Type
___________________________________     Title:_______________________________
                           Zip Code
Telephone No.:_____________________     Dated:_______________________________

     The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, on or prior to the Expiration Date, and (b) must deliver the certificates representing any Original Notes (or a confirmation of a book-entry transfer of such Original Notes into the Exchange Agent's account at DTC), together with a properly completed and duly executed letter of transmittal (or facsimile thereof) or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal in lieu thereof), with any required signature guarantees and any other documents required by the letter of transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.